Exhibit 99.1
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press release                                                       UPC



                      UNITED PAN-EUROPE COMMUNICATIONS N.V.
              ANNOUNCES CUMULATIVE EFFECT OF ADOPTION OF FINANCIAL
                 ACCOUNTING STANDARD 142 AND OPERATIONAL UPDATE


Amsterdam, The Netherlands- February 28, 2003: United Pan-Europe Communications N.V. ("UPC" or the "Company") (EURONEXT Amsterdam: UPC), one of the leading broadband communications companies in Europe, today announces that, as previously highlighted and following the requirements of US accounting standards, it has completed its impairment test on its business goodwill as at January 1, 2002.

Statement of Financial Accounting Standards no. 142 Goodwill and Other Intangible Assets ("SFAS 142") became effective January 1, 2002 and, as detailed in UPC's 2002 quarterly filings, was adopted by UPC at that time. The outcome of UPC's goodwill impairment test as at January 1, 2002 has resulted in a non-cash charge to its statement of operations for the year ended December 31, 2002 of EUR 1.5 billion, to be recorded as a cumulative effect of a change in accounting principle. The charge will be reflected in the Company's year-end 2002 results, together with the additional goodwill impairment charge, occurring as a result of the Company's annual impairment analysis to be carried out as at December 31, 2002, which will be filed before the end of March 2003. This information is not currently available, however a significant additional impairment charge may result on completion of this annual review. Further details of the impact of the adoption of SFAS 142 have been set out in an update of the Dutch Prospectus which is also available on Form 8K filed with the SEC, from the offices of UPC, at Boeing Avenue 53, 1119 PE Schiphol-Rijk or from Fortis Bank in the Netherlands, at Rokin 55, 1012 KK Amsterdam.

Operational Update

Furthermore, UPC announces that its wholly-owned indirect subsidiary, Cable Network Zuid -oost Brabant Holding B.V. ("Cable Brabant"), agreed to sell all of the material assets of Cable Brabant to First International Bank of Israel Ltd ("FiBI") resulting in the cancellation of its obligation to repay its loan from FiBI. This previously announced transaction closed on February 24, 2003.

United Pan-Europe Communications N.V. is one of the leading broadband communications and entertainment companies in Europe. Through its broadband networks, UPC provides television, Internet access, telephony and programming services. UPC's shares are traded on Euronext Amsterdam Exchange (UPC) and in the United States on the Over The Counter Bulletin Board (UPCOY). UPC is majority owned by UnitedGlobalCom, Inc. (NASDAQ: UCOMA).

NOTE: Except for historical information contained herein, this release contains forward-looking statements, which involve certain risks, and uncertainties that could cause actual results to differ materially from those expressed or implied by these statements. These risks and uncertainties include our ability to restructure our outstanding indebtedness on a satisfactory and timely basis, the ramifications of any restructuring, the acceptance and continued use by subscribers and potential subscribers of the Company's services, changes in the technology and competition, our ability to achieve expected operational efficiencies and economies of scale, our ability to generate expected revenue and achieve assumed margins, as well as other factors detailed from time to time in the Company's filings with the Securities and Exchange Commission.
For further information please contact:

Claire Appleby                      UPC Corporate Communications
UPC Investor Relations Director     + 31 (0) 20 778 9447
+ 44 (0) 207 647 8233               Email: corpcomms@upccorp.com
Email: ir@upccorp.com               Citigate First Financial
                                    Martha van Dijk
                                    + 31 (0) 20 575 4010
                                    Citigate Dewe Rogerson
                                    Toby Moore
                                    + 44 (0) 20 7638 9571

Also, please visit www.upccorp.com for further information about UPC